EXHIBIT 21

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2003

Subsidiary companies of the Registrant are listed below.

                                                                 State or
                                                              Sovereign Power
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------

Subsidiaries included in the Registrant's consolidated
financial statements
  Aisin GM Allison Co., Ltd.                                   Japan
  Annunciata Corporation                                       Delaware
  Argonaut Holdings, Inc.                                      Delaware
  Chevrolet Sociedad Anonima de Ahorro para Fines Determinados Argentina
  Controladora General Motors, S.A. de C.V.                    Mexico
   Electro-Motive de Mexico, S.A. de C. V.                     Mexico
   General Motors de Mexico, S. de R.L. de C.V.                Mexico
     General Motors de Argentina S.r.L.                        Argentina
   GMAC Holding S.A. de C.V.                                   Mexico
     Servicios GMAC S.A. de C.V.                               Mexico
   Sistemas Para Automotores de Mexico, S.A. de C.V.           Mexico
  Convesco Vehicle Sales GmbH                                  Germany
  Dealership Liquidations, Inc.                                Delaware
  DMAX, Ltd.*                                                  Ohio
  Doraville Bond Corporation                                   Delaware
  Electro-Motive Maintenance Operations Pty Ltd.               Australia
  EL-MO Leasing II Corporation                                 Delaware
  EL-MO Leasing III Corporation                                Delaware
  El-Mo-Mex, Inc.                                              Delaware
  EMD Argentina, Inc.                                          Delaware
  EMD Holding Corporation                                      Delaware
  Environmental Corporate Remediation Company, Inc             Delaware
  GMAC Auto Lease Purchase Corporation (GM sub)                Cayman Islands
  GM Auslandsprojekte GmbH                                     Germany
  GM Auto Receivables Co.                                      Delaware
  GM Automotive UK Limited                                     England
  GMC Truck Motors Development Corporation                     Delaware
  GM-DI Leasing Corporation                                    Delaware
  GMI Diesel Engineering Limited K.K.                          Japan
  GM Imports & Trading Ltd.                                    Bermuda
   GM International Sales Ltd.                                 Cayman Islands
  GM Plats (Proprietary ) Limited                              South Africa
  General International Limited                                Bermuda
  General Motors Acceptance Corporation (active)               Delaware
   AccuTel, Inc.                                               Delaware
   Auto Lease Payment Corporation                              Cayman Islands
     North American New Cars, Inc                              Delaware
   Bankruptcy Solutions, Inc.                                  Delaware
   Basic Credit Holding Company, L.L.C.                        Delaware
     Alexium Financial Services, Inc.                          Delaware
     Nuvell Credit Corporation                                 Delaware
     Nuvell Financial Services Corp.                           Delaware
     Saab Financial Services Corporation                       Delaware
   Capital Auto Receivables, Inc.                              Delaware
   Facilities Real Estate LLC                                  Delaware
   GMAC, a.s.                                                  Czech Republic
   GMAC Arrendamiento S.A. de C.V.                             Mexico
   GMAC, Australia (Finance) Limited                           Australia
   GMAC Bank GmbH                                              Austria
   GMAC Bank Polska S.A                                        Poland
   GMAC Banque S.A.                                            France
     GMAC Hungary Financial Services Rt.                       Hungary
   GMAC Comercial Automotriz Chile S.A.                        Chile
     GMAC Automotriz Limitada                                  Chile
   GMAC Commercial Corporation                                 Delaware


*  Joint Venture Partnership

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                 State or
                                                              Sovereign Power
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------

   GMAC Commercial Finance LLC                                 Delaware
     Commercial Finance EFD 2002-I, LLC                        Delaware
     Commercial Finance EFD 2002-II, LLC                       Delaware
     Commercial Credit Land One LLC                            New York
     Commercial Credit Land Two LLC                            New York
     Commercial Credit Land Three LLC                          New York
     GMAC Commercial Finance Corporation-Canada, Societe
       Financiera Commerciale GMAC-Canada                      Canada
     GMAC Commercial Finance (HK) Limited                      Hong Kong
     Patriot Constructors, LLC                                 Delaware
   G.M.A.C. Comercio e Aluguer de Veiculos, Lta.
     Portugal Produgar, Mediacao de Seguros, Lda.              Portugal
   GMAC Compania Financiera S.A.                               Argentina
   GMAC del Ecuador S.A.                                       Ecuador
   GMAC d.o.o.                                                 Croatia
   GMAC Insurance Holdings, Inc.                               Delaware
     ABA Seguros, S.A. de C.V.                                 Mexico
     CoverageOne Corporation / Compagnie Protection Premiere   Canada
     CoverageOne, Inc.                                         Delaware
     CoverageOne Purchasing Group, Inc.                        Michigan
     GMAC Insurance Management Corporation                     Delaware
     GMAC RE Corp.                                             Delaware
     GMAC Risk Services, Inc,                                  Delaware
     GMAC Securities Corporation, Inc.                         Delaware
     GMAC Service Agreement Corporation                        Michigan
     GM Motor Club, Inc.                                       North Carolina
     Motors Insurance Corporation                              Michigan
     Motors Mechanical Reinsurance Company, Limited            Barbados
     MRP Service Agreement Corporation                         Michigan
     SmartCoverage Insurance Agency Inc.                       Canada
     Trinity General Agency, Inc.                              Texas
     Universal Warrenty Corporation                            Michigan
   GMAC International Corporation                              Delaware
   GMAC International Finance B.V.                             Netherlands
   GMAC Lease B.V.                                             Netherlands
     Masterlease Europe Renting, S.L.                          Spain
   GMAC Leasing Corporation                                    Delaware
     Patlan Corporation                                        Delaware
   GMAC Leasing G.m.b.H. (Austrian entity)                     Austria
   GMAC Mexicana, S.A. de C.V. Sociedad Financiera de Objeto
     Limitado Filial                                           Mexico
   GMAC Mortgage Group, Inc.                                   Michigan
     GMAC Commercial Holding Corp.                             Nevada
     GMAC Mortgage Holdings, Inc.                              Delaware
     GMAC Residential Holding Corp.                            Nevada
     GMAC-RFC Holding Corp.                                    Michigan
     HELM Company, LLC                                         Delaware
   GMAC Sverige AB                                             Sweden
   GMAC Taiwan, Inc.                                           Delaware
     Masterlease Motors, Inc.                                  Taiwan
   GMAC-TCFC Finance Limited                                   India
   General Motors Acceptance Corporation, Australia            Delaware
     CARI Australia Pty. Ltd.                                  Australia
     Interleasing (Australia) Limited                          Australia
   General Motors Acceptance Corporation of Canada, Limited    Canada
     Canadian Securitized Auto Receivables Corporation         Canada
     Canadian Securitized Auto Receivables One Corporation     Canada
     GMAC Leaseco Limited                                      Canada
   General Motors Acceptance Corporation, Colombia S.A.        Delaware
     G.M.A.C. Financiera de Colombia S.A. Compania de
       Financiamiento Comercial                                Colombia
   General Motors Acceptance Corporation, Continental          Delaware
     GMAC Finansiering A/S                                     Denmark
     GM Finance HB                                             Sweden
   General Motors Acceptance Corporation Hungary Commercial
     Limited Liability Company                                 Hungary

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                State or
                                                              Sovereign Power
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------

   General Motors Acceptance Corporation Italia S.p.A.         Italy
   General Motors Acceptance Corporation Nederland N.V.        Netherlands
     GMAC Espana, Sociedad Anonima de Financiacion, E.F.C      Spain
   General Motors Acceptance Corporation, North America        Delaware
   General Motors Acceptance Corporation (N.Z.) Limited        New Zealand
     CARI New Zealand                                          New Zealand
     General Motors Acceptance Corporation de Portugal -
       Servicos Financeiros, S.A.                              Portugal
   General Motors Acceptance Corporation, South America        Delaware
     General Motors Acceptance Corporation de Venezuela, C.A. Venezuela Servicios, Representacion y Asesoramiento de Personal
       Persoserv S.A.                                          Ecuador
   General Motors Acceptance Corporation Suisse S.A.           Switzerland
   General Motors Acceptance Corporation (Thailand) Limited    Thailand
   Master Lease Austria GmbH                                   Germany
   On:Line Finance Holdings Limited                            England
     On:Line Finance Limited                                   England
   P.T. GMAC Lippo Finance*                                  Indonesia
   SA Holding One LLC                                        Delaware
   SA Holding Two LLC                                        Delaware
   Wholesale Auto Receivables Corporation                    Delaware
  General Motors Asia, Inc.                                    Delaware
   GM Autoworld Korea Company, Ltd.                          Japan
  General Motors Asia Pacific (Pte) Ltd.                      Singapore
  General Motors Asia Pacific Holdings, LLC                   Delaware
   General Motors India Private Limited                        India
   General Motors Limited (active)                             England
     ISPOL-IMG Holdings B.V.                                   Netherlands
   GM APO Holdings, LLC                                        Delaware
   GM LAAM Holdings, LLC                                       Delaware
   PT General Motors Indonesia                                 Indonesia
  General Motors Asset Management Corporation                  Delaware
   General Motors Investment Management Corporation            Delaware
   General Motors Trust Bank, N.A.                             New York
   General Motors Trust Company                                New Hampshire
  General Motors Automobiles Philippines, Inc.                 Philippines
  General Motors Automotive Limited                            England
  General Motors do Brasil Ltda.                               Brazil
   Banco General Motors S.A.                                   Brazil
     Consorcio Nacional GM Ltda                                Brazil
   BGM Prestadora de Servicos S.A.                             Brazil
   Brazauto Trading (Cayman) Limited                           Cayman Islands
   Funcap-Comerico e Administracao de Ben Movies
     e Valores Ltda                                            Brazil
   General Motors Prestadorade de Servicos Ltda.               Brazil
   GM Factoring Sociedade de Fomento Comercial Ltda.           Brazil
  General Motors of Canada Limited                             Canada
   General Motors Coordination Center N.V.                     Belgium
   Saab Automobile AB                                          Sweden
     GM Credit AB                                              Sweden
     Oy Saab Auto AB                                           Finland
     Saab Automobile Australia Pty Ltd                         Australia
     Saab Automobile Schweiz AG                                Switzerland
     Saab Automobili Italia S.p.A.                             Italy
     Saab France S.A.                                          France
     Saab Great Britian Ltd.                                   England
     Saab Opel Sverige AB                                      Sweden
  General Motors Chile S.A., Industria Automotriz              Chile
  General Motors China, Inc.                                   Delaware
   General Motors Warehousing and Trading (Shanghai) Co. Ltd.  China
   General Motors (China) Investment Company Limited           China
   TaiJin International Automotive Distribution Co., Ltd.      Taiwan
  General Motors Colmotores, S.A.                              Colombia
  General Motors Commercial Corporation                        Delaware


*  Joint Venture Partnership

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                State or
                                                              Sovereign Power
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------

  General Motors del Ecuador S.A.                              Ecuador
  General Motors East Africa Limited                           Kenya
  General Motors Export Corporation                            Delaware
  General Motors Foreign Sales Corporation                     Barbados
   General Motors Finance (Barbados) Ltd.                      Barbados
  General Motors Global Industries Co. Ltd.                    Taiwan
  General Motors Holding Espana, S.A.                          Spain
   Opel Espana de Automoviles, S.A.                            Spain
   Opel Polska Sp. Z oo.                                       Poland
  General Motors Indonesia, Inc.                               Delaware
  General Motors International Holdings, Inc.                  Delaware
   General Motors Automotive Holdings, S.L.                    Spain
     Adam Opel Aktiengesellschaft                              Germany
     General Motors Poland Spolka, zo.o.                       Poland
     Opel Belgium N.V.                                         Belgium
   General Motors Europe Holdings, S.L.                        Spain
     GM Automotive UK (No. 3) Limited                          England
     General Motors Europe AG                                  Switzerland
     General Motors Netherlands, B.V.                          Netherlands
     General Motors Nordiska AB                                Sweden
     General Motors Norge AS                                   Norway
     General Motors Strasbourg S.A.S.                          France
     Opel Austria Vertrieb GmbH                                Austria
     Opel Ireland Limited                                      Ireland
     Opel Italia s.r.l.                                        Italy
     Opel Oy                                                   Finland
     Opel Portugal - Comerico e Industria de Veiculos S.A.     Portugal
     Opel Suisse S.A.                                          Switzerland
  General Motors International Operations, Inc.                Delaware
  General Motors Investment Services Company N.V.              Belgium
  General Motors Japan Ltd.                                    Japan
  General Motors Korea, Inc.                                   Delaware
   GM Korea Co., Ltd.                                          Korea
  General Motors Nova Scotia Finance Company                   Canada
  General Motors Nova Scotia Investments Ltd.                  Canada
  General Motors Overseas Corporation (active) Delaware
   GMOC Administrative Services Corporation                    Delaware
   General Motors Australia Ltd.                               Australia
     General Motors Investments Pty. Ltd.                      Australia
   General Motors Overseas Commercial Vehicle Corporation      Delaware
   General Motors Venezolana, C.A.                             Venezuela
   Holden Ltd.                                                 Australia
     General Motors-Holden's Sales Pty Limited                 Australia
     GM Daewoo Australia Pty. Ltd.                             Australia
   Lidlington Engineering Company, Ltd.                        Delaware
   Truck and Bus Engineering U.K., Limited                     Delaware
  General Motors Overseas Distribution Corporation             Delaware
   GMODC Finance N.V.                                          Netherlands
                                                                Antilles
   Saab Danmark A/S                                            Denmark
  General Motors Peru S.A.                                     Peru
  General Motors Product Services, Inc.                        Delaware
  General Motors Receivables Corporation                       Delaware
  General Motors Uruguay, S.A.                                 Uruguay
  General Motors U.S. Trading Corp.                            Nevada
  Holden New Zealand Limited                                   New Zealand
   General Motors New Zealand Pensions Limited                 New Zealand
  IBC Vehicles (Distribution) Limited                          England
  Jennings Motors, Inc.                                        Delaware
  Manual Transmission of Muncie, LLC                           Delaware
  Metal Casting Technology, Inc.                               Delaware
  Motor Enterprise, Inc.                                       Delaware
  Motors Holding San Fernando Valley, Inc.                     Delaware

* Joint Venture

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                State or
                                                              Sovereign Power
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------
  Multiple Dealerships Holdings of Albany, Inc.                Delaware
  OnStar Corporation                                           Delaware
  Pims Co                                                      Delaware
  Premier Investment Group, Inc.                               Delaware
  Riverfront Development Corporation                           Delaware
  Riverfront Holdings, Inc.                                    Delaware
   Riverfront Holdings Phase II, Inc.                          Delaware
  Saab Cars Holding Corp.                                      Delaware
  Saturn Corporation                                           Delaware
   Daniels/Florida Automotive Group, LLC                       Delaware
   Saturn Distribution Corp.                                   Delaware
  Saturn County Bond Corporation                               Delaware
  Sistemas de Compra Programada Chevrolet, CA                  Venezuela
  TX Holdco, LLC                                               Delaware
  WRE, Inc.                                                    Michigan
   Grand Pointe Holdings, Inc.                                 Michigan

   256 directly or indirectly owned subsidiaries

Companies not included in the Registrant's consolidated financial statements, for which no financial statements are submitted:
   44 other directly or indirectly owned domestic and foreign subsidiaries
      5 active subsidiaries
     39 inactive subsidiaries
   11 fifty-percent owned companies and 57 less than fifty-percent owned companies the investments in which are accounted for by the equity method.

In addition, the Registrant owns 100% of the voting control of the following companies:
   216 dealerships, including certain dealerships operating under dealership assistance plans, engaged in retail distribution of General Motors products
     158 dealerships operating in the United States
      58 dealerships operating in foreign countries

The number of dealerships operating under dealership assistance plans decreased by a net of 2 during 2003.

Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                  * * * * * * *

During 2003, there were changes in the number of subsidiaries and companies of the Registrant, as follows:

      1 directly and 46 indirectly owned domestic subsidiaries, and no directly and 66 indirectly owned foreign subsidiaries were organized or acquired. No direct owned and 76 indirectly owned domestic subsidiaries, and no direct owned and 94 indirectly owned foreign subsidiaries were dissolved, sold, or spun-off. 1 domestic 50% owned company was organized or acquired. A less than 50% interest was acquired in 4 companies (3 domestic and 1 foreign), while interests in 1 domestic 50% owned and 25 (9 domestic and 16 foreign) less than 50% owned companies were terminated. Domestic and foreign companies had 54 changes in ownership or percentage in ownership; 5 moved from inactive to active; 8 moved from active to inactive; I new company was added to inactive; 9 moved to less than 50% owned, 1 moved to 50% owned; 1 moved from 50% owned to 100% owned; 1 moved from less than 50% owned to over 50% owned; 2 moved from 100% owned by GM to 100% owned by GMAC. There were 29 company name changes in domestic and foreign subsidiaries.


                                  * * * * * * *